Exhibit 23.2
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                        E.R. KRUCHKOWSKI, B.Sc., P. Geo.
                        --------------------------------
                             23 Templeside Bay, N.E.
                            Calgary, Alberta, Canada


November 29, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Fortune Partners, Inc. - Form SB-2 Registration Statement

Dear Sirs:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Fortune Partners, Inc., dated on or about November 29, 2004, of the following:

o My report titled "Report on the Tetrahedrite Silver Property, Stewart, British Columbia, Skeena Mining Division, NTS 104A/5W, Latitude 56 25', Longitude 129 38", dated October 25, 2004, prepared by me for Fortune Partners, Inc.

In addition, I hereby also consent to the reference to my name included under the heading "Experts" in the referenced Registration Statement for Fortune Partners, Inc.

Yours truly,

/s/ "E.R. Kruchkowski, B.Sc., P.Geo."

E.R. Kruchkowski, B.Sc., P. Geo.